Exhibit 10.13

Confidential Treatment has been requested as to certain portions of this document. Each such portion, which has been omitted herein and replaced with an asterisk [*], has been filed separately with the Securities and Exchange Commission.

SUBSCRIPTION AGREEMENT

This Subscription Agreement dated as of April __, 2009 (the "Effective Date") is between Sumner Burstein ("Burstein") and JB Therapeutics, Inc. (the "Company").

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged the parties hereto agree as follows:

1. Purchase and Sale of Shares. Burstein hereby purchases and the Company hereby issues and sells (i) 200,000 shares of the Company's Series A Non-Convertible Preferred Stock (the "Preferred Shares") and (ii) 2,375,000 shares (the "Common Shares" and together with the Preferred Shares, the "Shares") of the Company Common Stock.

2. Purchase Price. The Purchase Price for the Shares is payable as follows: (i) with respect to the Preferred Shares, Burstein shall transfer to the Company, the Documentation (as defined below) and all right, title and interest in the int10-13ellectual property listed on Schedule A attached hereto (the "Property" and the "Property Schedule" respectively) and (ii) with respect to the Common Shares, Burstein shall pay $23,750 to the Company by check or wire transfer.

3. Value of Property. Burstein and the Company agree that for the purposes hereof, the value of the Property is $200,000. The contribution of the Property in exchange for the Shares is intended to qualify as a tax free transaction under Section 351 of the Internal Revenue Code of 1986, as amended.

4. Representations With Respect to Property. Burstein represents and warrants as follows:

a) the inventors of the Patents (as defined in Property Schedule) are listed on Property Schedule;

b) Burstein is the sole owner of the Patents by virtue of assignment by the Persons listed on the Property Schedule and owns the entire right, title, and interest in and to each of the Patents and each claim therein free and clear of any liens and encumbrances of every kind and nature;

c) the document attached as Exhibit 1, when duly executed with respect to each Patent, and will be effective to transfer to Company the entire right, title, and interest in and to each of the Patents;

d) the Patents have not been adjudged invalid or unenforceable, in whole or in part, and, (i) are not currently subject to any interference or other proceeding or litigation and (ii) have not been challenged or objected to in any way;

e) all applicable patent office fees and legal or other costs and fees arising from or relevant to the Patents incurred up to and including the date hereof, have been fully paid and discharged;

f) up to and including the date hereof, Burstein has not granted any license, grant of rights, lien, permission, or other grant of any interest in the Patents except as listed on Product Schedule;

g) in connection with the prosecution of each Patent, Burstein has not knowingly withheld information or done any other act that constitutes inequitable conduct;

h) Burstein, with regard to any Patent, has no actual knowledge of any prior art that may invalidate the Patents wholly or in part or is such that, had Burstein known of such prior art prior to the issuance of such Patent, Burstein would have been obligated to disclose such prior art to the United States Patent Office;

i) Burstein has not made, and has no actual knowledge that any third party has made, any patent application or received any patent covering the Other Technology (as defined in Product Schedule) wholly or in part;

j) the Technology Rights are free and clear of any liens and encumbrances created by Burstein; and

k) Prior to this Agreement, Burstein has not granted any license, grant of rights, lien, permission, or other grant of any interest in the Technology Rights except for a certain license agreement with Indevus Pharmaceuticals, Inc. dated August 22, 2003.

5. Assignment and Delivery of Work Papers. Burstein agrees to provide to the Company simultaneously with the delivery of the various assignment documents substantially contemporaneously with the execution of this Agreement, all invention disclosures, research notebooks, drawing files, and any other documentation relating to the Property that Burstein may possess, including all copies thereof ("Documentation") and agree that the Company shall be and hereby becomes the owner of the same, effective as of the Effective Date. Burstein may retain a single archive copy of the Documentation in reasonable secure storage and hold it in confidence. Burstein may not disclose such Documentation to any third party without the Company's express prior permission, which Analog may grant or withhold in its discretion.

6. Delivery of Control of Patent Records.

a) Burstein agrees to instruct his patent counsel or patent agent that, as of the Effective Date, the Company is the successor owner of the Patents and arrange for the transfer to the Company of control of all records, papers, and information related thereto. As of the Effective Date, all such records, papers, and information shall become the property and confidential information of the Company.

b) The Company is intended to be within the scope of any attorney-client or other applicable privilege with regard to all information relating to the Patents, and this Agreement is not intended to breach or waive such privilege between Burstein and his patent counsel or patent agent. Rather, the Company shall, as of the Effective Date, be a successor in interest that succeeds to the sole and exclusive access to such privileged information.

7. Ongoing Obligation to Cooperate

a) Burstein agrees to execute all applications, documents, papers, and instruments necessary or desirable for the Company, as the Company may decide and direct, to give effect to the provisions of this Agreement and the intent hereof or provide for the documentation or perfection of the Company's rights; provided, that after the Effective Date all reasonable out-of-pocket expenses incurred by Burstein in connection with such requested cooperation shall be borne by the Company.

b) In addition, Burstein agrees to cooperate with the Company in any potential future legal action to enforce or defend the Property to the extent that the request is reasonable and that compliance with the request will not cause undue hardship to Burstein.

8. Securities Matters.

8.1 Burstein acknowledges that the Shares will be issued to him subject to the following restrictions:

a)	Restrictions on transfer that may be contained in the Company's Bylaws; and

b)	Securities law restrictions.

8.2 With respect to securities law restrictions, Burstein has been advised that the Shares have not been registered under the Securities Act of 1933 or any state securities laws.

8.3 Burstein is acquiring the Shares for investment and not with a view to the sale or distribution thereof. Burstein understands that the Shares are being issued to him on the grounds that the transaction is exempt under one or more provisions of the Securities Act of 1933 and the applicable state securities laws and Burstein further understands that they must be held by him indefinitely unless registered under such acts or unless an exemption from registration is available for any transfer by him.

8.4 Burstein further acknowledges that he has had the opportunity to review the Corporation's Certificate of Incorporation and Bylaws and understands that they contain certain provisions which are not required to be included by law.

9. Notices and Other Communications. Any notice hereunder shall be in writing, and may be given by personal delivery, express courier, facsimile or first class mail at the address set forth below or at such other address or number as may be provided in written notice by either party hereto. If to JB Therapeutics at 508 Dudley Road, Newton, MA 02459, Attention: President with copies to Amy J. Mastrobattista, Esq., Ruberto, Israel & Weiner, P.C., 100 North Washington Street, Boston, MA 02114, and if to Burstein at the address set forth beneath his signature hereto or to such other persons or addresses as the parties hereto may specify by a written notice to the other from time to time. All notices, requests, consents and other communications hereunder shall be deemed to have been properly given (i) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above, (ii) if sent by express courier, on the second business day following the day such notice is delivered to the courier service, (iii) if made by facsimile transmission, at the time that receipt thereof has been acknowledged by electronic confirmation or otherwise or (iv) if sent by registered or certified mail, on the third business day following the day such mailing is made.

10. Entire Agreement, Amendment, Survival. This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter of this Agreement. This Agreement may be amended or modified only by a written instrument executed by both the Company and Burstein.

11. Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the laws of the Massachusetts. Any dispute arising from this Agreement or the subject matter hereof shall be subject to the exclusive jurisdiction and venue of the state and federal courts located in Boston, Massachusetts and all parties hereby irrevocably submit to the exclusive jurisdiction and venue of such courts.

12. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of both parties and their respective and assigns.

13. Miscellaneous. No delay or omission by the Company in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original (a facsimile shall be deemed an original), but all of which taken together shall constitute one and the same instrument. If any provision of this Agreement shall be found to be invalid by any court or arbitrator having competent jurisdiction, the invalidity of such provision shall not affect the validity of the remaining provisions. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

JB THERAPEUTICS, INC.

By:	/s/ Mark A. Tepper
Name: Mark A. Tepper
Title: President and CEO

/s/ Sumner Burstein
Sumner Burstein

Address:

Schedule A

Products

1. Patents:

		TITLE	INVENTOR(S)	ASSIGNEE
1	[*]	[*]	[*]	[*]

2	[*]
3	[*]	[*]	[*]	[*]
4	[*]	[*]	[*]	[*]
5	[*]	[*]	[*]	[*]

6	[*]	[*]	[*]	[*]

7	[*]	[*]	[*]	[*]

	[*]	[*]		[*]
9	[*]	[*]		[*]

Together with: (i) any present or future reissues, divisions, continuations, renewals, extensions, continuations-in-part of any patent or any applications therefor; (ii) foreign counterparts of any of the above; (iii) any patents or patent applications claiming priority from any of the above; (iv) any priority rights with regard to any of the above under any law or treaty; (v) any accrued and future income and payments from any of the above; (vi) any rights to sue and recover for past, present, and future infringements under any of the above; and (vii) any rights, causes of action or pending law suits arising from agreements the subject matter of which includes any Patent including but not limited to any rights or causes of action under a certain license agreement with Indevus Pharmaceuticals, Inc. dated August 22, 2003.

2. Technology: Any inventions, trade secrets, ideas, processes, formulas, recipes, drug materials, source and object code, data, programs, other works of authorship, know-how, improvements, discoveries, developments, designs, methods and techniques whether patentable or not relating to the subject matter of the Patents.

3. Technology Rights: With respect to the Technology, all of the following: (i) all rights associated with works of authorship, including but not limited to copyrights or moral rights, (b) trademark and trade name rights and similar rights, (c) trade secret rights, (d) patents, designs, algorithms and other industrial property rights, (e) all other intellectual and industrial property rights (of every kind and nature and however designated), whether arising by operation of law, contract, license, or otherwise, (f) all registrations, initial applications, renewals, extensions, continuations, divisions or reissues thereof now or hereafter in force (including any rights in any of the foregoing), (g) any priority rights with regard to any of the above under any law or treaty; (h) any accrued and future income and payments from any of the above; (i) any rights to sue and recover for past, present, and future infringements under any of the above; and (j) any rights, causes of action or pending law suits arising from any agreements the subject matter of which is any of the above.

Company acknowledges and agrees that Burstein is employed by the UMASS Medical School ("UMASS") and that Burstein has the obligation to assign his rights to certain technology and intellectual property developed at UMASS to UMASS. Company also acknowledges and agrees that nothing contained in this subscription agreement is intended to transfer any technology or intellectual property rights that Burstein has already assigned (or been deemed to assign per his contractual obligations) to UMASS or that are otherwise subject to the above referenced assignment obligation.

Exhibit 1

Docket Number

ASSIGNMENT OF PATENT

Whereas, Sumner Burstein, an individual residing at _____________________________, (“Owner”) owns all right, title and interest in and to a United States Patent No. _______ “ ____ _” dated _________ (the “Patent”); and,

Whereas, JB Therapeutics, Inc. a Delaware corporation with a place of business at
_________________ , (“Assignee”) is desirous of acquiring the entire right, title and interest in the Patent;

Now, therefore, in consideration of the sum of one dollar and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Owner, by these presents, does sell, assign and transfer unto Assignee the entire right, title and interest in and to the Patent; the same to be held and enjoyed by Assignee for its own use and behoof, and for its legal representatives and assigns, to the full end of the term for which the Patent is granted, as fully and entirely as the same would have been held by Owner had this assignment and sale not been made.

Executed this ____ day of _______________________, 2009, at ________________________________.

____________________________
Sumner Burstein

Commonwealth of Massachusetts County of

On this _____ day of_____________ , 2009, before me, the undersigned notary public, personally appeared Sumner Burstein, who proved to me to be the person whose name is signed on the preceding document, through satisfactory evidence of identification, and acknowledged to me that he signed it voluntarily for its stated purpose.

Seal (Notary Public)

My Commission Expires:________________